UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) August 19, 2009
EMMIS COMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)
Indiana

(State or Other Jurisdiction of Incorporation)

0-23264	35-1542018

(Commission File Number)	(IRS Employer Identification No.)

ONE EMMIS PLAZA, 40 MONUMENT CIRCLE, SUITE 700, INDIANPOLIS, INDIANA	46204

(Address of Principal Executive Offices)	(Zip Code)
317-266-0100

(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 19, 2009, Emmis Communications Corporation (“Emmis”) and its principal operating subsidiary, Emmis Operating Company (the “Borrower”), entered into the Second Amendment to Amended and Restated Revolving Credit and Term Loan Agreement (the “Second Amendment), by and among the Borrower, Emmis, the lending institutions party to the Credit Agreement referred to below (collectively, the “Lenders”) and Bank of America, N.A., as administrative agent (the “Administrative Agent”) for itself and the other Lenders party to the Amended and Restated Revolving Credit and Term Loan Agreement, dated November 2, 2006 (as amended, supplemented, and restated or otherwise modified and in effect from time to time, the “Credit Agreement”), by and among the Borrower, Emmis, the Lenders, the Administrative Agent, Deutsche Bank Trust Company Americas, as syndication agent, General Electric Capital Corporation, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch and SunTrust Bank, as co-documentation agents.
Among other things, the Second Amendment:
•	suspends the applicability of the Total Leverage Ratio and the Fixed Charge Coverage Ratio (each as defined in the Credit Agreement) for period that will end no later than September 1, 2011 (the “Suspension Period”),

•	reduces the Total Revolving Credit Commitment (as defined in the Credit Agreement) from $75 million to $20 million,

•	sets the applicable margin at 3% per annum for base rate loans and at 4% per annum for Eurodollar rate loans,

•	provides that during the Suspension Period, the Borrower: (1) must maintain minimum levels of Consolidated EBITDA and Liquidity (each as defined in the Credit Agreement), (2) must make certain prepayments from funds attributable to debt or equity issuances, asset sales and extraordinary receipts, and (3) must make quarterly payments of Suspension Period Excess Cash (as defined in the Credit Agreement, and,

•	provides that during the Suspension Period, the Borrower may not: (1) make certain investments or effect material acquisitions, (2) make certain restricted payments (including but not limited to restricted payments to fund equity repurchases or dividends on Emmis’ 6.25% Series A Cumulative Convertible Preferred Stock), or (3) access the additional financing provisions of the Credit Agreement

•	excludes from Consolidated EBITDA up to an additional $5 million in severance and contract termination expenses incurred after the effective date of the Second Amendment,

•	grants the lenders a security interest in certain previously excluded real estate and other assets,

•	permits the repurchase of debt under the Credit Agreement at a discount using proceeds of certain equity issuances, and

•	tightens certain financial definitions and other restrictions on Emmis and the Borrower.
The Second Amendment contains other terms and conditions customary for financing arrangements of this nature. The term loan facility will mature on November 1, 2013. The revolving credit facility will mature on November 2, 2012.
The description of the Second Amendment set forth above is qualified in its entirety by reference to the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit	Description

10.1	Second Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of August 19, 2009.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: August 19, 2009

EMMIS COMMUNICATIONS CORPORATION
By:	/s/ J. Scott Enright
	Name:	J. Scott Enright
	Title:	Executive Vice President, General Counsel and Secretary